Exhibit (23)(a)

                               CONSENT OF EXPERTS

                    Southern Indiana Gas and Electric Company

      As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, dated January 29, 1999, included in Southern Indiana Gas and Electric Company's Annual Report on Form 10-K for the year ended December 31, 1998, and to all references to our firm included in or made part of this Registration Statement.

                                        ARTHUR ANDERSEN LLP
Chicago, Illinois
Date: July 1, 1999
                                        /s/ Arthur Andersen LLP
                                        ----------------------------------------